SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                             VINA Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

     1)   Title of each Class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     2)   Form, Schedule or Registration Statement No.:


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     3)   Filing Party:


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     4)   Date Filed:


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









                             VINA Technologies, Inc.
                               39745 Eureka Drive
                            Newark, California 94560
                                 (510) 492-0800



                                                                January 17, 2003




Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of VINA Technologies, Inc. that will be held on February 12, 2003, at 10:00 a.m., at VINA's offices at 39745 Eureka Drive, Newark, California.

     The formal notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

     The Board of Directors and management look forward to seeing you at the meeting.

                                 Sincerely yours,



                                 /s/ W. Michael West

                                 W. Michael West
                                 Chairman and Chief Executive Officer

                             VINA TECHNOLOGIES, INC.


                                 ---------------

                    Notice of Special Meeting of Stockholders
                          to be held February 12, 2003

                                 ---------------


To the Stockholders of VINA Technologies, Inc.:

     A Special Meeting of Stockholders of VINA Technologies, Inc., a Delaware corporation ("VINA" or the "Company"), will be held at VINA's offices at 39745 Eureka Drive, Newark, California, on Wednesday, February 12, 2003 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     To consider and vote upon a proposal to amend VINA's Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a reverse stock split of all of the outstanding shares of capital stock of the Company at a ratio of either one-for-ten, one-for-eleven, one-for-twelve, one-for-thirteen, one-for-fourteen, one-for-fifteen, one-for-sixteen, one-for-seventeen, one-for-eighteen, one-for-nineteen or one-for-twenty.

     Only stockholders of record at the close of business on January 8, 2003 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available during normal business hours at the Secretary's office, 39745 Eureka Drive, Newark, California, for ten days before the meeting.

     It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                              By Order of the Board of Directors



                              /s/ Stanley E. Kazmierczak

                              Stanley E. Kazmierczak
                              Vice President, Finance and Administration,
                              Chief Financial Officer and Secretary

January 17, 2003

                             VINA TECHNOLOGIES, INC.
                               39745 Eureka Drive
                            Newark, California 94560
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of VINA Technologies, Inc., a Delaware corporation ("VINA" or the "Company"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders of the Company to be held at the Company's offices at 39745 Eureka Drive, Newark, California, on Wednesday, February 12, 2003 at 10:00 A.M., Pacific Daylight Time, and any postponement or adjournment thereof (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" approval of Proposal 1 referred to in the Notice of Special Meeting and described in this Proxy Statement.

     Stockholders of record at the close of business on January 8, 2003 (the "Record Date") are entitled to vote at the Special Meeting. As of the close of business on that date, the Company had 62,080,636 shares of common stock, $.0001 par value per share (the "Common Stock"), outstanding, which constitute the only outstanding class of our voting securities. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

     The proposal submitted for stockholder approval at the Special Meeting will be decided by the affirmative vote of a majority of the outstanding shares of the Company. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 17, 2003.

                                   IMPORTANT

    ----------------------------------------------------------------------
    Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Special Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of the shares.
    ----------------------------------------------------------------------

                                   PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AT A RATIO OF EITHER ONE-FOR-TEN, ONE-FOR-ELEVEN, ONE-FOR-TWELVE, ONE-FOR-THIRTEEN, ONE-FOR-FOURTEEN, ONE-FOR-FIFTEEN, ONE-FOR-SIXTEEN, ONE-FOR-SEVENTEEN, ONE-FOR-EIGHTEEN, ONE-FOR-NINETEEN OR ONE-FOR-TWENTY.

General

     Our stockholders are being asked to act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate"), to effect a reverse stock split of all of the outstanding shares of capital stock of the Company, at a ratio of either one-for-ten, one-for-eleven, one-for-twelve, one-for-thirteen, one-for-fourteen, one-for-fifteen, one-for-sixteen, one-for-seventeen, one-for-eighteen, one-for-nineteen or one-for-twenty, with the Board of Directors having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the "Reverse Stock Split"). On January 7, 2003, the Board of Directors approved an amendment to the Restated Certificate, subject to stockholder approval, to effect the Reverse Stock Split. The Board of Directors has directed that this proposal to approve an amendment to the Company's Restated Certificate be submitted to the stockholders for consideration and action.

     Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

     The text of the proposed amendment to the Company's Restated Certificate to effect the Reverse Stock Split as described in this proposal is set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

     If the amendment to the Restated Certificate is approved by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based at a ratio of either one-for-ten, one-for-eleven, one-for-twelve, one-for-thirteen, one-for-fourteen, one-for-fifteen, one-for-sixteen, one-for-seventeen, one-for-eighteen, one-for-nineteen or one-for-twenty on or before the first anniversary of this Special Meeting, or effect no Reverse Stock Split at all. If the Board of Directors decides to implement a Reverse Stock Split, the Company will promptly file a Certificate of Amendment of the Restated Certificate with the Delaware Secretary of State reflecting the decrease in the issued and outstanding shares of capital stock. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the "Effective Date").

Reasons for Reverse Stock Split

     The primary reason for the Reverse Stock Split is to increase the per share market price of VINA's Common Stock. Because VINA's Common Stock has traded below $1.00 for an extended period of time and was subject to delisting from the Nasdaq National Market, we transferred the listing of Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

     However, similar to the requirements of the Nasdaq National Market, one of the continued listing requirements for the Nasdaq SmallCap Market is the $1.00 minimum bid price requirement. On October 2, 2002, Nasdaq granted VINA a 180-day grace period, until March 30, 2003, to meet the $1.00 minimum bid price requirement. If shares of VINA's Common Stock do not meet the minimum $1.00 per share closing bid price requirement for a minimum number of consecutive trading days prior to March 30, 2003, the Common Stock could be delisted from the Nasdaq Stock Market. The Board of Directors anticipates that a reverse stock split would have the effect of increasing, proportionately, the trading prices of the Common Stock, which could result in a share price high enough to satisfy this Nasdaq listing requirement.

     The Board of Directors has determined that the continued listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company and its stockholders. If the Common Stock were delisted from the Nasdaq

SmallCap Market, the Board of Directors believes that the liquidity in the trading market for the Common Stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

     The Board of Directors anticipates that the Reverse Stock Split will result in a bid price for the Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of issued and outstanding shares of the Common Stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.20 before the Reverse Stock Split and the ratio is one (1) new share for every ten
(10) shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $2.00 (10 x $0.20)); or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

     If the Reverse Stock Split proposal is authorized by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on either a 1-for 10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15,
1-for-16, 1-for-17, 1-for-18, 1-for-19 or 1-for-20 ratio on or before the first anniversary of the Special Meeting, or to effect no Reverse Stock Split at all. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of the Special Meeting, the authority of the Board of Directors to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any reverse stock split. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from the Nasdaq SmallCap Market for other reasons even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share.

Effects of Reverse Stock Split on the Common Stock

     If the proposed Reverse Stock Split is approved at the Special Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio approved by the stockholders and as finally determined by the Board of Directors. Thus, in a one-for-ten Reverse Stock Split for
example, if a stockholder currently owns 100,000 shares of Common Stock, following the Reverse Stock Split, the stockholder will own 10,000 shares of Common Stock - each share of Common Stock will have immediately and automatically have been changed into one-tenth of a share of Common Stock. Based on the 62,080,636 shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split:

           Proposed Reverse       Shares Outstanding
             Stock Split     Following Reverse Stock Split
             -----------     -----------------------------
               1-for-10                6,208,063
               1-for-11                5,643,694
               1-for-12                5,173,386
               1-for-13                4,775,433
               1-for-14                4,434,331
               1-for-15                4,138,709
               1-for-16                3,880,039
               1-for-17                3,651,802
               1-for-18                3,448,924
               1-for-19                3,267,401
               1-for-20                3,104,031


     No fractional shares of the Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of the Common Stock who would otherwise receive a fractional share of the Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

     Because the Reverse Stock Split will apply to all issued and outstanding shares of the Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders. The amendment to the Restated Certificate will, however, effectively increase the number of shares of the Common Stock available for future issuances by the Board of Directors.

     If the Reverse Stock Split is approved at the Special Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

     Stockholders have no right under Delaware law or the Company's Restated Certificate or Amended and Restated By-Laws to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Stock Split on Option and Warrants

     The number of shares of Common Stock subject to outstanding options and warrants issued by the Company, and the number of shares reserved for future issuances under the Company's stock incentive plans and employee stock purchase plan, will be reduced by the same ratio as the reduction in the outstanding shares of Common Stock. For example, in a one-for-ten Reverse Stock Split, the number of shares of underlying stock options and warrants, and the number of shares reserved for future issuance under the Company's stock incentive plans and employee stock purchase plan will be reduced by a factor of 10. As of the record date for the Special Meeting, there were stock options outstanding to purchase an aggregate of 5,625,010 shares of Common Stock with exercise prices ranging from $0.125 to $6.50 per share, and warrants to purchase an aggregate of 7,090,000 shares of Common Stock with an exercise price of $1.00 per share. Under the terms of the stock options and warrants, and assuming, for example, a one-for-ten Reverse Stock Split, the number of shares covered by each of them will be reduced to one-tenth the number currently covered and the exercise price will be increased by ten times the current exercise price.

Effects of Reverse Stock Split on Company's Rights Agreement

     The number of "Rights" per share of Common Stock will automatically be adjusted as a result of the Reverse Stock Split proportionately with the ratio of the split. For example, in a one-for-ten Reverse Stock Split, each share of Common Stock will have ten Rights attached to it, and the exercise price will remain the same.

Effectiveness of the Reverse Stock Split

     The Reverse Stock Split, if approved by the Company's stockholders, will become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment of the Restated Certificate in substantially the form attached to this Proxy Statement as Annex A (the "Certificate of Amendment"). It is expected that this filing will take place shortly after the Special Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment and the ratio of the Reverse Stock Split will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Effect on Legal Ability to Pay Dividends

     Other than pursuant to the Company's Rights Agreement, the Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. Therefore, the Company does not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to the Company's stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

     The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead the Company will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

     The Company plans to appoint its transfer agent to act as exchange agent for the Common Stock in connection with the Reverse Stock Split. The Company will deposit with the exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that amount will be material. As of the record date for the Special Meeting, the Company had approximately 428 stockholders of record. The Company does not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the reverse split. On or after the Effective Date of the Reverse Stock Split, the exchange agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-Reverse-Stock-Split shares and, if applicable, cash in lieu of a fractional share only by sending the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-Reverse-Stock-Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder's new stock certificate and payment in lieu of any fractional share after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Certain Federal Income Tax Consequences

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions). This discussion also does not address any tax consequences under state, local or foreign laws.

Stockholders are urged to consult their tax advisors as to the particular federal, state, local or foreign tax consequences to them of the Reverse Stock Split.

     Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder's receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder's aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder's aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder's holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder's holding period in the shares of Common Stock surrendered in exchange therefore, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in the share or shares of Common Stock deemed surrendered in exchange therefore. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder's holding period in the shares of Common Stock surrendered is more than one year.

Provisions with Potential Anti-Takeover Effects

     Although this proposed amendment to the Company's Restated Certificate is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company's Restated Certificate and Amended and Restated By-Laws, as well as the Company's stockholder rights plan, that could have an anti-takeover effect. The laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

     Provisions in the Restated Certificate and Amended and Restated By-Laws may have the effect of delaying or preventing a change of control or changes in the Company's management. These provisions include the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors; the ability of the Board of Directors to alter the Company's Amended and Restated By-Laws without obtaining stockholder approval; the establishment of a classified Board of Directors; the ability of the Board of Directors to issue, without stockholder approval, up to five million shares of preferred stock with terms set by the Board of Directors, including rights that could be senior to those of Common Stock; and the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent. Each of these provisions could discourage potential takeover attempts and could lower the market price of the Common Stock.

     The Company has also adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record as of August 6, 2001. Each right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $35.00 per one one-thousandth of a share, subject to adjustment. The rights will generally separate from the Common Stock and become exercisable if any person or group acquires or announces a tender offer to acquire 20% or more of the Company's outstanding Common Stock without the consent of the Board of Directors. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of the Board of Directors, the Company's stockholder rights plan could make it more difficult for a third party to acquire the Company (or a significant percentage of the Company's outstanding capital stock) without first negotiating with the Board of Directors regarding such acquisition.

     In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Company's outstanding voting stock, from merging or combining with the Company.

Required Vote

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment to the Company's Restated Certificate authorizing the Reverse Stock Split of the Company's issued and outstanding Common Stock.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AT A RATIO OF EITHER ONE-FOR-TEN, ONE-FOR-ELEVEN, ONE-FOR-TWELVE, ONE-FOR-THIRTEEN, ONE-FOR-FOURTEEN, ONE-FOR-FIFTEEN, ONE-FOR-SIXTEEN, ONE-FOR-SEVENTEEN, ONE-FOR-EIGHTEEN, ONE-FOR-NINETEEN OR ONE-FOR-TWENTY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 31, 2002 as to shares of VINA common stock beneficially owned by: (i) each person who is known by VINA to own beneficially more than 5% of the VINA common stock, (ii) each of VINA's directors, (iii) VINA's chief executive officer and four other most highly compensated executives and (iv) all directors and executive officers of VINA as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated, the business address of each individual is 39745 Eureka Drive, Newark, California 94560.


                                                                 Shares       Percentage
                                                               Beneficially  Beneficially
                                                                Owned (1)     Owned (1)
                                                                ---------     ---------
Entities affiliated with London Pacific Assurance Limited ..    3,044,402       4.9%
(2) (3)
Entities affiliated with Sierra Ventures V, L.P. (4) (5) ...   38,521,749      56.2%+
W. Michael West (6) ........................................    1,836,015       2.9%
Joshua W. Soske (7) ........................................    1,766,841       2.8%
Jeffrey M. Drazan (8) ......................................   38,805,727      56.7%+
Steven M. Bauman (9) .......................................      759,742       1.2%
Stanley E. Kazmierczak (10) ................................      662,000       1.1%
Darrell R. Furlong (11) ....................................      375,400         *
John F. Malone (12) ........................................      195,000         *
Philip J. Quigley (13) .....................................      356,563         *
Paul Scott (14) ............................................       37,500         *
C. Reid Thomas (15) ........................................       68,198         *
T. Diane Pewitt  (16) ......................................      351,841         *
All directors and executive officers as a group (13 persons)   45,949,493      65.0%

----------------

*    Less than 1%.

+ On October 17, 2001, Mr. Jeffrey M. Drazan, Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, and several of their affiliates that own shares of Common Stock, entered into a stockholders' agreement with VINA, which generally restricts the discretionary voting of more than 35% of the Company's outstanding shares of Common Stock by Sierra Ventures and its affiliates until October 19, 2011.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2) The address of the principal place of business of London Pacific Assurance Limited is Minden House, 6 Minden Place, St. Helier, Jersey, Channel Islands.
(3) According to Schedule 13G dated January 9, 2002, filed jointly by London Pacific Life & Annuity Company ("LPLAC"), LPIMC Insurance Marketing Services ("LPIMC"), Berkeley International Capital Limited ("BICL"), and London Pacific Assurance Limited ("LPAL"), LPLAC, LPIMC, BICL and LPAL own collectively 3,044,402 shares. LPLAC is the beneficial owner of, with sole dispositive and voting power for, 535,715 shares. LPIMC is the beneficial owner of, with sole dispositive and voting power for, 100,000 shares. BICL is the beneficial owner of, with sole dispositive and voting power for, 178,571 shares. LPAL is the beneficial owner of, with sole dispositive and voting power for, 2,230,116 shares.
(4) The address of the principal place of business of Sierra Ventures V, L.P. is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.

(5) According to Schedule 13G dated February 14, 2001, filed jointly by Sierra Ventures V, L.P., SV Associates V, L.P. Sierra Ventures VI, L.P. and SV Associates VI, L.P., Sierra Ventures V, L.P. and SV Associates V, L.P. own collectively 8,591,484 shares and Sierra Ventures VI, L.P. and SV Associates VI, L.P. own collectively 1,621,506 shares. Sierra Ventures V, L.P. and SV Associates V, L.P. are currently the beneficial owners of, and share voting and dispositive power for, 8,591,484 shares. Sierra Ventures VI, L.P. and SV Associates VI, L.P. are currently the beneficial owners of, and share voting and dispositive power for, 1,621,506 shares. Also includes 72,922 shares held by SV Associates VI, L.P. as nominee for its general partners; 21,061,317 shares and 6,085,000 shares subject to warrants exercisable within 60 days after December 31, 2002 held by Sierra Ventures VII, L.P.; and 874,520 shares and 215,000 shares subject to warrants exercisable within 60 days after December 31, 2002 held by Sierra Ventures Associates VII, LLC, as nominee for its members.
(6) Includes 400,000 shares subject to options exercisable within 60 days of December 31, 2002. Also includes 75,000 shares subject to warrants exercisable within 60 days of December 31, 2002 and 234,765 shares held by The West 1991 Revocable Trust and 100,000 shares held by W. Michael West and Sandra K. West.
(7) Includes 323,157 shares subject to options exercisable within 60 days of December 31, 2002. Also includes 825,986 shares held by the Joshua and Kristen Rogers Soske Intervivos Trust.
(8) Includes 115,000 shares subject to options exercisable within 60 days of December 31, 2002. Also includes 21,061,317 shares and 6,085,000 shares subject to warrants exercisable within 60 days of December 31, 2002 held by Sierra Ventures VII, L.P. and 874,520 shares and 215,000 shares subject to warrants exercisable within 60 days of December 31, 2002 held by Sierra Ventures Associates VII, LLC, as nominee for its members. Also includes 8,591,484 shares held by Sierra Ventures V, L.P. and 1,621,506 shares held by Sierra Ventures VI, L.P. and 72,922 shares held by SV Associates VI, L.P. as nominee for its general partners. Jeffrey M. Drazan is a general partner of SV Associates V, L.P., a general partner of SV Associates VI, L.P. and is a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P. He is also a director of the Company. Other than 47,286 shares owned by SV Associates VI, L.P. as nominee for its general partners, 413,786 shares and 100,000 shares subject to warrants exercisable within 60 days of December 31, 2002 held by Sierra Ventures Associates VII, LLC, as nominee for its members, Mr. Drazan disclaims beneficial ownership of the shares held by the Sierra Ventures entities, except to the extent of his pecuniary interest in these shares.
(9) Includes 75,000 shares subject to warrants exercisable within 60 days of December 31, 2002 and 584,742 shares held by Steven M. & Ina U. Bauman Trust, and 100,000 shares held by Mr. Bauman's adult children. Mr. Bauman resigned from his positions as an executive officer of the Company and a member of the Board of Directors on April 1, 2002.
(10) Includes 269,000 shares subject to options exercisable within 60 days of December 31, 2002. Also includes 20,000 shares held by The Christin Kazmierczak Grantor Retained Annuity Trust and 20,000 shares owned by The Stanley Kazmierczak Grantor Retained Annuity Trust.
(11) Represent 375,400 shares subject to options exercisable within 60 days of December 31, 2002.
(12) Represents 195,000 shares subject to options exercisable within 60 days of December 31, 2002.
(13) Includes 115,000 shares subject to options exercisable within 60 days of December 31, 2002. Also includes 154,107 shares held by the Quigley Family Trust. Mr. Quigley is the Trustee of the Quigley Family Trust, and is a director of the Company. Mr. Quigley disclaims beneficial ownership of the shares held by the Quigley Family Trust.
(14) Represents 37,500 shares subject to options exercisable within 60 days of December 31, 2002.
(15) Includes 15,000 shares subject to warrants exercisable within 60 days of December 31, 2002.
(16) Ms. Pewitt resigned from her position as an executive officer of VINA in July 2002.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must have been received by the Secretary of the Company no later than January 6, 2003 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.


                                  OTHER MATTERS

     The Company knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

                                     By order of the Board of Directors.



                                     /s/ W. Michael West

                                     W. Michael West
                                     Chairman and Chief Executive Officer
January 17, 2003

                                     ANNEX A

                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             VINA TECHNOLOGIES, INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



     VINA Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the corporation is VINA Technologies, Inc.

     SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 17, 2000 and the original name of the corporation was VINA Technologies (Delaware), Inc. A Certificate of Merger whereby Vina Technologies, Inc., a California corporation, was merged with and into the corporation and the name of the corporation was changed to VINA Technologies, Inc., was filed with the Secretary of State of the State of Delaware on June 20, 2000. The original Certificate of Incorporation was amended and restated in full by a Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on August 16, 2000.

     THIRD: The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Restated Certificate of Incorporation of the corporation to reclassify, change, and convert each [ten (10)] [eleven (11)] [twelve (12)] [thirteen (13)] [fourteen
(14)] [fifteen (15)] [sixteen (16)]  [seventeen  (17)] [eighteen (18)] [nineteen
(19)] [twenty (20)] outstanding shares of the corporation's Common Stock, par value $0.0001 per share, into one (1) share of Common Stock, par value $0.0001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at a Special Meeting of Stockholders.

     FOURTH: Upon the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation, the Restated Certificate of Incorporation is hereby amended by adding a new Article XI to read as follows:

                                   ARTICLE XI

     Each [ten (10)] [eleven (11)] [twelve (12)] [thirteen (13)] [fourteen (14)] [fifteen (15)] [sixteen (16)] [seventeen (17)] [eighteen (18)] [nineteen (19)] [twenty (20)] shares of the Common Stock, par value $0.0001 per share, of the corporation issued and outstanding or held in treasury as of 5:00 p.m. Eastern Standard Time on ____________, 2003 (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [ten (10)] [eleven (11)] [twelve (12)] [thirteen (13)] [fourteen (14)] [fifteen (15)] [sixteen (16)] [seventeen (17)] [eighteen (18)] [nineteen (19)] [twenty (20)] shall, with respect to such fractional interest, be entitled to receive from the corporation cash in an amount equal to such fractional interest multiplied by the closing price of the Common Stock as last reported on the Nasdaq National Market immediately prior to the Effective Time.

     FIFTH: In accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding shares of Common Stock of the corporation entitled to vote thereon affirmatively voted in favor of this amendment at a Special Meeting of Stockholders held on ____________, 2003.

     SIXTH: This amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

     IN WITNESS WHEREOF, VINA Technologies, Inc. has caused this certificate to be signed by its President and Secretary this _____ day of __________, 2003.




                                      ----------------------------------------
                                      W. Michael West, Chief Executive Officer



                                      ----------------------------------------
                                      Stanley E.  Kazmierczak, Secretary

PROXY                                                                     PROXY


                             VINA TECHNOLOGIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    For Special Meeting -- February 12, 2003


W. MICHAEL WEST and STANLEY E. KAZMIERCZAK, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposal set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of VINA Technologies, Inc. (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's offices at 39745 Eureka Drive, Newark, California on Wednesday, February 12, 2003 at 10:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AT A RATIO OF EITHER ONE-FOR-TEN, ONE-FOR-ELEVEN, ONE-FOR-TWELVE, ONE-FOR-THIRTEEN, ONE-FOR-FOURTEEN, ONE-FOR-FIFTEEN, ONE-FOR-SIXTEEN, ONE-FOR-SEVENTEEN, ONE-FOR-EIGHTEEN, ONE-FOR-NINETEEN OR ONE-FOR-TWENTY:

     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                VINA TECHNOLOGIES, INC.
                                Special Meeting of Stockholders February 12, 200


                                Dated this ________ day of ________, 2003



                                ----------------------------------------
                                      (Signature of Stockholder)


                                ----------------------------------------
                                      (Signature of Stockholder)

                    Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

           Please Mark, Sign, Date and Mail This Proxy Card Promptly,
                          Using the Enclosed Envelope.